UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Delaware	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of class of registered securities	Ticker Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On March 2, 2022 (the “Closing Date”), Goodland Advanced Fuels, Inc. (“GAFI”) and Aemetis Carbon Capture, Inc. (“ACCI,” and together with GAFI, the “Borrowers”), wholly-owned subsidiaries of Aemetis, Inc. (the “Company”), entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) among, inter alios, the Borrowers, the Company and its other subsidiaries party thereto, as obligors (together with the Borrowers, the “Borrower Parties”), Third Eye Capital Corporation (“Third Eye”), as administrative agent and collateral agent, and the lender party thereto (the “New Credit Facility”). The New Credit Facility provides for two credit facilities with aggregate availability of up to $100 million, consisting of a revolving credit facility with GAFI for up to $50 million (the “Fuels Revolving Line”) and a revolving credit facility with ACCI for up to $50 million (the “Carbon Revolving Line”), in each case upon satisfaction of certain conditions provided in the A&R Credit Agreement (collectively, the “Revolving Loans”).

The Revolving Loans made under the Fuels Revolving Line have a maturity date of March 1, 2025 and will accrue a rate of interest per annum equal to the greater of (i) the prime rate plus 6.00% and (ii) ten percent (10.0%), and the Revolving Loans made under the Carbon Revolving Line will have a maturity date of March 1, 2026 and accrue a rate of interest per annum equal to the greater of (i) the prime rate plus 4.00% and (ii) eight percent (8.0%).

The Revolving Loans made under the Fuels Revolving Line will be available for working capital purposes and the Revolving Loans made under the Carbon Revolving Line will be available for projects that reduce, capture, use or sequester carbon with the objective of reducing carbon dioxide emissions. Certain of the Revolving Loans made on the Closing Date are available for purposes as approved by the agent and lender parties to the A&R Credit Agreement.

The Borrowers will be required to make certain mandatory prepayments under certain circumstances and will have the option to make certain prepayments under the New Credit Facility.

The New Credit Facility contains customary representations and warranties, events of default, reporting and other affirmative covenants and negative covenants, including limitations on indebtedness, liens, investments, negative pledges, dividends, change of control, disposition of property, affiliate transactions, and intercompany loans. Failure to comply with these covenants and restrictions could result in an event of default under the New Credit Facility, subject to, certain cases, customary cure periods. Upon an event of default, all amounts outstanding under the New Credit Facility, together with any accrued interest, could then be declared immediately due and payable.

Ancillary Agreements

 In connection with the New Credit Facility, the Company entered into certain ancillary agreements, including (i) an Amended and Restated General Security Agreement entered into by the Borrower Parties in favor of Third Eye (the “A&R General Security Agreement”), (ii) an Intellectual Property Security Agreement Supplement entered into by certain of the Borrower Parties in favor of Third Eye (the “IP Security Agreement”), (iii) a Third Amended and Restated Guaranty entered into by the Borrower Parties, as guarantors, in favor of Third Eye (the “A&R Guaranty”), and (iv) an Amended and Restated Pledge Agreement entered into by certain of the Borrower Parties in favor of Third Eye (the “A&R Pledge Agreement”).

Warrants

In connection with the New Credit Facility, the Company agreed to issue to the lender under the New Credit Facility: (i) a warrant (the “Fuels Revolving Line Warrant”) entitling the holder thereof to purchase 50,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) at an exercise price equal to $10.20 per share, exercisable for a five-year period from the Closing Date; and (ii) a warrant (the “Carbon Revolving Line Warrant” and together with the Fuels Revolving Warrant, the “Warrants”) entitling the holder thereof to purchase 250,000 shares of Common Stock, at an exercise price equal to $20.00 per share, exercisable for a ten-year period from the Closing Date. Such number of shares of Common Stock purchasable pursuant to the Warrants may be adjusted from time to time as set forth in the Warrants.

The foregoing descriptions of the A&R Credit Agreement, A&R General Security Agreement, IP Security Agreement, A&R Guaranty, A&R Pledge Agreement, Fuels Revolving Line Warrant, and Carbon Revolving Line Warrant do not purport to be complete and are subject to, and qualified in their entirety by reference to the copies of such documents, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 4.1, and 4.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On March 3, 2022, the Company issued a press release, posted to its website at www.aemetis.com, announcing the New Credit Facility, a copy of which is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

4.1	Warrant to Purchase Stock, dated as of March 2, 2022 (“Fuels Revolving Line Warrant”).
4.2	Warrant to Purchase Stock, dated as of March 2, 2022 (“Carbon Revolving Line Warrant”).
10.1*	Amended and Restated Credit Agreement, dated as of March 2, 2022.
10.2*	Amended and Restated General Security Agreement, dated as of March 2, 2022.
10.3*	Intellectual Property Security Agreement Supplement, dated as of March 2, 2022.
10.4	Third Amended and Restated Guaranty, dated as of March 2, 2022.
10.5*	Amended and Restated Pledge Agreement, dated as of March 2, 2022.
99.1	Press Release, dated March 3, 2022.
104	Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

March 4, 2022	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer